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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF MISSION RESOURCES CORPORATION
                                 AS OF 12/31/04

                                        State of Incorporation of
                                               Organization
                                        -------------------------
Black Hawk Oil Company                          Delaware
Mission E&P Limited Partnership                  Texas
Mission Holdings LLC                            Delaware